EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-84134, 333-37964 and 333-52896), Form S-4 (Nos. 333-4374 and 333-82593), and Form S-8 (Nos. 333-46146, 333-36606, 333-86531, 333-74061 and 333-105730) of Invitrogen Corporation of our report dated February 26, 2004 relating to the financial statements of BioReliance Corporation, which appears in the Current Report on Form 8-K of Invitrogen Corporation dated February 20, 2004.

PricewaterhouseCoopers LLP

McLean, Virginia

April 21, 2004